Exhibit 10.27











              RYAN'S FAMILY STEAK HOUSES, INC.

                 DEFERRED COMPENSATION  PLAN

              RYAN'S FAMILY STEAK HOUSES, INC.
                 DEFERRED COMPENSATION PLAN

                      TABLE OF CONTENTS


                            Page

                          ARTICLE I
                    TITLE AND DEFINITIONS
1.1
Title   . . . . . . . . . . . . . . . . . . . . . . .2

1.2
Definitions   . . . . . . . . . . . .  . . . . . . . 2

                         ARTICLE II
                        PARTICIPATION
2.1
Participation  . . . . . . . . . . . . . . . . . . 6

                         ARTICLE III
                     DEFERRAL ELECTIONS

3.1
Elections to Defer Compensation   . . . . . . . . .7

3.2
Investment Elections   . . . . . . . . . . . . . . 9

                         ARTICLE IV
                    PARTICIPANT ACCOUNTS

4.1
Deferral Account   . . . . . . . . . . . . . . . . . 10

4.2
Company Matching Account    . . . . . . . . . . . .  11

                          ARTICLE V
                           VESTING

5.1
Deferral Account   . . . . . . . . . . . . . . . . . 12

5.2
Company Matching Account  . . . . . . . . . . . . .  12

5.3
Forfeiture of Matching Account . . . . . . . . . .   12

                         ARTICLE VI
                        DISTRIBUTIONS

6.1
Amount and Time of Distributions . . . . . . . . . . 13

6.2
Form of Distribution    . . . . . . . . . . . . . .  13

6.3
Forfeitures  . . . . . . . . . . . . . . . . . . . . 14
Payment of Special Term Deferrals . . . . . . . . . .14


                         ARTICLE VII
                          HARDSHIPS

7.1
Hardships  . . . . . . . . . . . . . . . . . . . . . .15

                        ARTICLE VIII
                       ADMINISTRATION

8.1
Committee Action  . . . . . . . . . . . . . . . . . . 16

8.2
Powers and Duties of the Committee   . . . . . . . .  16

8.3
Construction and Interpretation   . . . . . . . . .   17

8.4
Information   . . . . . . . . . . . . . . . . . . .   17

8.5
Compensation, Expenses and Indemnity   . . . . . . .  17

8.6
Quarterly Statement . . . . . . . . . . . . . . . .   18

8.7
Structure of Committee . . . . . . . . . . . . . . .  18

8.8
Claims for Benefits . . . . . . . . . . . . . . . . . 18

8.9
Arbitration and Arbitration Expenses . . . . . . . .  19

                         ARTICLE IX
                        MISCELLANEOUS

9.1
Unsecured General Creditor   . . . . . . . . . . . .  20

9.2
Restriction Against Assignment   . . . . . . . . . .  20

9.3
Withholding  . . . . . . . . . . . . . . . . . . . .  20

9.4
Amendment, Modification, Suspension or Termination  . 21

9.5
Governing Law   . . . . . . . . . . . . . . . . . . . 21

9.6
Receipt or Release  . . . . . . . . . . . . . . .     21

9.7
Payments on Behalf of Minors  . . . . . . . . . . .   21

9.8
Headings, etc. Not Part of Agreement  . . . . . . .   21

                          ARTICLE X
                       BENEFIT OFFSET

10.1 Offset for Certain Benefits Payable Under Split Dollar
   Life Insurance Policies    . . . . . . . . . . . . 22

              RYAN'S FAMILY STEAK HOUSES, INC.
                 DEFERRED COMPENSATION PLAN


      WHEREAS, RYAN'S FAMILY STEAK HOUSES, INC. (the "Company") desires to establish a deferred compensation plan to provide supplemental retirement income benefits through deferrals of salary and bonuses effective as of August 1, 1999; and

      WHEREAS, it is believed that the adoption of this plan providing for deferred compensation at the election of each executive will be in the best interests of the Company;

     NOW, THEREFORE, it is hereby declared as follows:

                          ARTICLE I
                    TITLE AND DEFINITIONS


1.1  Title.

     This Plan shall be known as the RYAN'S FAMILY STEAK HOUSES,
INC. Deferred Compensation Plan.


1.2  Definitions.

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

     "Account" or "Accounts" shall mean a Participant's  Deferral
Account and/or Company Matching Account.

     "Beneficiary"  or  "Beneficiaries" shall be  the  person  or persons, trustee, or other legal entity or entities last designated by the Participant to receive the benefits specified hereunder in the event of the Participant's death or, if there is no such designated beneficiary, the Participant's Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are entitled to receive the benefit specified hereunder pursuant to the laws of intestate succession or other statutory provision in effect at the Participant's death in the state in which the Participant resided.

     "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     "Bonus" shall mean the regular award or awards payable under the RYAN'S FAMILY STEAK HOUSES, INC. Management Incentive Program
(or any successor program) and any other special bonus or incentive compensation payable to a Participant.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board of Directors.

     "Company" shall mean RYAN'S FAMILY STEAK HOUSES, INC., any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof and by substituting the phrase "at least 50 percent: for the phrase "at least 80 percent" each time it appears in Section 1563(a)(1) of which RYAN'S FAMILY STEAK HOUSES, INC. is a component member.

     "Company Matching Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with a certain amount (the "Company Matching Amount"), determined by the Company in its sole discretion each Plan Year, for each dollar of Compensation deferred by the Participant. The Company Matching Amount shall range from zero to $1.00 per $1.00 of a Participant's deferrals up to a maximum of 6% of Total Compensation; provided, however, that in no event shall the Company Matching Amount for a Plan Year exceed an amount that when combined with the matching contributions made by the Company with respect to a participant's salary deferrals under any plan subject to Sections 401(k) and/or 401(m) of the Code, exceed the maximum amount of matching contributions that the Company would have made on behalf of that Participant for the Plan Year under such plan, assuming that the Participant made the maximum permissible salary deferrals under such plan for the Plan Year, in the absence of the limitations imposed by Sections 401(k) and 401(m) of the Code.

     "Compensation" shall mean the Salary and Bonus that the Participant is entitled to for services rendered to the Company.

     "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer (2) the portion of the Participant's Bonus that he or she elects to defer and (3) gains and losses pursuant to Section 4.1.

     "Director" shall mean a member of the Board of Directors.

     "Disability" shall mean the inability to render  substantial
services   to  the  Company  by  reason  of  mental  or  physical
disability, as determined by the Committee based on competent medical advice.

     "Early Retirement" shall mean a voluntary termination of employment prior to normal retirement but after the Participant is 55 years of age and has completed at least 20 Years of Employment.

     "Effective Date" shall mean August 1, 1999.

     "Eligible Employee" shall mean each member of the executive office, regional officers or directors groups who earned at least the "highly compensated employee" amount within the meaning of
Section 414(q)(1)(B) as indexed, in Total Compensation in the calendar year preceding the Plan Year for which the determination is being made and who is designated in writing by the Committee as eligible.

     "Fund" or "Funds" shall mean one of more of the mutual funds or contracts selected by the Committee pursuant to Section
3.2(b).

     "Initial Election Period" for an Eligible Employee shall mean the later of (1) August 1, 1999 or (2) the 60-day period ending on December 1 of the calendar year in which the individual becomes an Eligible Employee.

     "Normal Retirement" shall mean a voluntary termination of employment after the Participant is 65 years of age.

     "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

     "Payment Eligibility Date" shall mean on or about the first day of the month following the end of the calendar year quarter in which a Participant terminated employment.

     "Plan"  shall  mean  the RYAN'S FAMILY  STEAK  HOUSES,  INC.
Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

     "Plan Year" shall mean the 12 consecutive month period beginning on January 1; provided, however that the first Plan
Year shall be a short year beginning on August 1, 1999 and ending
December 31, 1999.

     "Rate of Return" shall mean, for each Fund, an amount equal to the gross rate of gain or loss on the assets of such Fund for each business day reduced by all fund level expenses and charges charged to investors in such Fund.

     "Salary" shall mean the Participant's base pay.

     "Tax Adjustment Factor" shall mean a number, determined by the Committee, which is equal to one minus the sum of (1) the highest marginal federal personal income tax rate then in effect and (2) the effective highest marginal state income tax rate in which the Participant resides, net after the effect of the deduction for such state income tax for federal income tax purposes.

     "Total Compensation" shall mean all cash compensation paid to a Participant by the Company during a Plan Year.

     "Years of Employment" shall mean the number of full calendar years beginning on the employee's original date of hire in which a Participant is continuously employed by the Company on a full- or part-time basis until the last day of such calendar year.

                         ARTICLE II
                        PARTICIPATION

2.1  Participation.

     An Eligible Employee, after first being designated eligible by the Committee, shall become a Participant in the Plan by electing to defer a portion of his or her Salary or Bonus in accordance with Section 3.1.

                         ARTICLE III
                     DEFERRAL ELECTIONS

3.1       Elections to Defer Compensation.

     (a) Initial Election Period. Each Eligible Employee may elect to defer Salary or Bonus by filing with the Committee an election, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

     (b)  General Rule.  Subject to the limitations set forth  in
paragraph  (c)  below,  the  amount  of  Compensation  which   an
Eligible Employee may elect to defer is as follows:

     (1)   Up  to  100%  of annual base salary above  the  Social
        Security Taxable Wage Base; and
     (2)
     Any percentage or dollar amount of Bonus up to 100%.

     (c) Minimum Deferrals. As a condition to becoming a Participant, Eligible Employee must commit to defer an aggregate amount of Salary or Bonus of at least $5,000 per Plan Year. In the event that a Participant files a deferral election which will result in deferral of less that $5,000 for a Plan Year or the Participant files an election to terminate Salary or Bonus deferrals for such a Plan Year, then the Participant shall nevertheless be deemed to have elected to defer Salary or Bonus in an amount equal to $5,000 for that Plan Year.

     (d)   Effect  of  Initial Election.  An  election  to  defer
Salary  or  Bonus  during  an Initial Election  Period  shall  be effective with respect to Salary or Bonus that would otherwise be paid during the first pay period beginning no earlier that 30 days after the Initial Election Period.

     (e) Duration of Salary Deferral Election. Any Salary deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Salary, until changed or terminated in accordance with the terms of this paragraph
(e);  provided,  however,  that  such  election  shall  terminate
for   any  Plan  Year  for  which  the  Participant  is  not   an
Eligible  Employee.   Subject  to  the  provisions  of  paragraph
(c) of this Section 3.1, a Participant may increase, decrease or terminate his or her Salary deferral election, effective for Salary earned during pay periods beginning after any January 1, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding December 1.

     (f)    Duration  of  Bonus  Deferral  Election.   Any  Bonus
deferral  election  made  under paragraph  (a)  of  this  Section
3.1  shall  remain  in  effect,  notwithstanding  any  change  in the Participant's Bonus until changes or terminated in accordance with the terms of this paragraph (f); provided, however, that such election shall terminate for any Plan Year for which the Participant is not an Eligible Employee. Subject to the provisions of paragraph (c) of this Section 3.1, a Participant may increase, decrease or terminate his or her Bonus deferral election, effective for Bonus earned during pay periods beginning after any January 1, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding December 1.

     (g) Elections other than Elections during the Initial Election Period. Subject to the limitations of paragraph
(c) above, any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently  become  a  Participant, and any  Eligible  Employee who has terminated a prior Salary or Bonus deferral election may elect to again defer Salary or Bonus by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Salary or Bonus must be filed on or before December 1 and will be effective for Salary or Bonus earned during pay periods beginning after the following January 1.

     (h) Special Designation of Deferral Period. Notwithstanding and in addition to the preceding, a Participant may specifically designate an "annual deferral period" for "specific term deferral." All deferrals made during an "annual deferral period" will be subject to "specific term deferral" "Annual deferral period" means each Plan Year. "Specific term deferral" means a deferral election  made  by  a  Participant  that  identifies  the  future date on which all deferrals (including gains and losses thereon) made during an annual deferral period will be paid to the Participant. Company Matching Amounts are not subject to payout under this Section 3.1(h).

3.2       Investment Elections.

     (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, which of the following types of mutual funds or contracts the Participant's Accounts will be deemed to be invested in for purposes of determining the amount of earnings to be credited to those Accounts:

AIM V.I. Value Fund              MFS/Sun Life Government
                                 Securities Series
Dreyfus Variable Capital         MFS/Sun Life MA Investors
Appreciation Fund                Growth Stock Fund
Dreyfus Variable Small Cap       MFS/Sun Life Money Market
Portfolio                        Series
Dreyfus Stock Index Fund         MFS/Sun Life Research
                                 Series
Fidelity VIP High-Income         MFS/Sun Life Utilities
Portfolio                        Series
Fidelity VIP II Asset Manager:   Neuberger Berman AMT Mid-
Growth Portfolio                 Cap Growth Fund
Fidelity VIP II Contrafund       Sun Capital Advisers Real
Portfolio                        Estate Fund
MFS/Sun Life Emerging Growth     T. Rowe Price New America
Series                           Growth
MFS/Sun Life Global Growth
Series

      In making the designation pursuant to this Section 3.2, the Participant may specify that all or any 5% multiple of his Deferral Account or Company Match Account be deemed to be invested in one or more of the types of mutual funds or contract listed above. A Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee. Participant may request a change in designation any business day no more than 12 times per calendar year and providing a minimum separation of 5 business days between requests. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the MFS/Sun Life Money Market Series.

     (b) Although the Participant may designate the type of mutual funds in paragraph (a) above, the Committee shall select from time to time, in its sole discretion, a commercially available fund or contract of each of the types described in paragraph (a) above to be the Funds. The Rate of Return of each such commercially available fund or contract shall be used to determine the amount of earnings to be credited to Participant's Accounts under Article IV.
                         ARTICLE IV
                    PARTICIPANT ACCOUNTS

4.1  Deferral Account.

     The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("mutual fund subaccount"), each of which corresponds to a mutual fund or contract elected by the Participant in
Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

     (a) As of the last day of each month the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund;

     (b) As of the last day of the month in which the Bonus or partial Bonus would have been paid, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Bonus that the participant has elected to be deemed to be invested in a particular type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund; and

     (c) As of each business day, each mutual fund subaccount of a Participant's Deferral Account shall be credited with gains and losses in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the preceding business day by the Rate of Return for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

4.2  Company Matching Account.

     The Committee shall establish and maintain a Company Matching Account for each Participant under the Plan. Each Participant's Company Matching Account shall be further divided into separate mutual fund subaccounts corresponding to the mutual fund contract elected by the Participant in Section 3.2(a). A Participant's Company Matching Account shall be credited as follows:

     (a) As of the date on which the Company makes its matching contribution under the Company's qualified defined contribution plan for a Plan Year, or as of such earlier date as the Committee shall determine, the Committee shall credit the mutual fund subaccounts of the Participant's Company Matching Account with an amount equal to RYAN'S FAMILY STEAK HOUSES, INC.'s discretionary Company Matching Amount for the Plan Year in accordance with the
Participant's election under Section 3.2(a); that is, the portion of the Company Matching Amount which the Participant elected to be deemed to be invested in a certain type of mutual fund shall be credited to the corresponding mutual fund subaccount.

     (b) As of each business day, each mutual fund subaccount of a Participant's Company Matching Account shall be credited with gains and losses in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of preceding business day the Rate of Return for the corresponding Fund selected by the Company pursuant to Section 3.2(b).


                          ARTICLE V
                           VESTING

5.1       Deferral Account.

     A Participant's Deferral Account shall be 100% vested at all times.

5.2  Company Matching Account.

     A  Participant's  interest in his or  her  Company  Matching
Account shall vest and become nonforfeitable up to a maximum of 100% in accordance with the following schedule:

          Years of
              Employment            Percentage Vested

                less than 2                 0%
            2                            20%
            3                            40%
            4                            60%
            5                            80%
            6                          100%

      A  Participant's  interest in his or her  Company  Matching
Account shall become 100% vested if, while an Employee of the Company, he or she attains age 65, incurs a Disability or dies.

5.3  Forfeiture of Matching Account

     Notwithstanding any provision in the Plan to the contrary, any benefit to be paid to or on behalf of any Participant related to his or her Company Matching Account (including gains and losses thereon) shall be forfeited in its entirety if the Participant commits an act or acts of dishonesty or moral turpitude (including but not limited to conviction of a felony) which materially injures or damages the Company.


                         ARTICLE VI
                        DISTRIBUTIONS

6.1       Amount and Time of Distributions.

     Each Participant (or, in the case of his or her death, Beneficiary) shall be entitled to receive a distribution of benefits under this Plan as soon as practicable following his or her Payment Eligibility Date. The amount payable to the Participant shall be the vested portions of his or her Deferral Account and Company Matching Account as of his or her Payment Eligibility Date.

6.2       Form of Distribution.

      The form of the distribution of benefits to a Participant (or his or her Beneficiary) at Early Retirement or Normal Retirement shall be a cash lump sum payment, or in equal annual installments over a term certain of five, ten or fifteen years. The Participant must select the form of distribution in the year prior to retirement. The form of the distribution of benefits to a Participant who terminates prior to Early Retirement or Normal Retirement shall be a cash lump sum. If benefit is paid in installments, the amount of the annual installments payable during each succeeding twelve calendar month period (or such lesser period, if applicable) shall be adjusted, as of each year-end allocation date during the period that installment payments are made, for additions to the Participant's Accounts pursuant to Article IV by dividing the aggregate of his or her account balance as of such date (following adjustment as of such date) by the number of annual installments remaining to be paid hereunder; provided, that the last annual installment due
hereunder   shall   be  the  entire  amount  credited   to   the
Participant's   Account  on  the  date  of  payment.    If   the
Participant dies prior to the complete distribution of benefits,
the   Participant's  beneficiary  will  receive   a   lump   sum
distribution  of  the  remaining balance.   Notwithstanding  the
foregoing,   the  Committee  may,  in  its  sole  and   absolute
discretion, elect to accelerate and pay any unpaid benefits in a single lump sum payment on any date following a Participant's Payment Eligibility Date. In addition and notwithstanding the foregoing, the Committee shall be required to accelerate and pay any unpaid benefit in a single lump sum payment on any date following a Participant's Payment Eligibility Date if any one of the following financial statement conditions exist at the end of any calendar quarter:

    (a)  Debt  to Total Capitalization Ratio equals  or  exceeds
    55%; or
    (b)  Net Worth is less than $225,000,000; or
    (c)  Fixed Charge Coverage Ratio is less than 2.0.

      The foregoing financial statement tests shall be computed in the same manner as required under the Company's debt covenants in effect on August 1, 1999.

6.3       Forfeitures.

     When a Participant receives a distribution of benefits under this Plan, the portion of his or her Company Matching Account which is not vested shall be forfeited, and the Company shall have no obligation to the Participant with respect to such forfeited amount.

6.4  Payment of Special Term Deferrals.

      Notwithstanding and in addition to the preceding, a Participant shall be entitled to receive a distribution of benefits under this Plan as soon as practicable after the expiration of a specific term deferral, if any, elected under
Section 3.1(h). The amount payable to the Participant shall be the vested portion of his or her Deferral Account (including gains and losses) related to such specific term deferral. The payment of a specific term deferral shall be a cash lump sum payment within 90 days of the expiration of the specific term deferral.
                         ARTICLE VII
                          HARDSHIPS

7.1  Hardships.

     In the event a Participant incurs a "financial hardship" as a result of an "unforeseeable emergency" (as such terms are defined in Department of the Treasury Regulations Section 1.457-2(h)(4) or any successor regulations), the Participant may request that the Company accelerate payment of the Participant's benefits under the Plan. Such request shall be filed with the Committee and provide such information and be in such form as the Committee shall require. The Committee, in the exercise of its sole and absolute discretion, shall approve or deny the request in whole or in part, and shall direct the Company accordingly. Notwithstanding any provision in the Plan to the contrary, any payment made pursuant to this Article VII shall comply with Code Section 457(d)(1)(A)(iii) and the regulations promulgated thereunder (or any successor provisions). The amount available for payment to a Participant under this Article VII shall be limited to balance in the Participant's Account as of the first day of the month following the end of the calendar year quarter next preceding the payment of the Hardship Payment.
                        ARTICLE VIII
                       ADMINISTRATION

8.1  Committee Action.

     The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which related solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

8.2        Powers and Duties of the Committee.

     (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

     (1) To determine all questions relating to the eligibility of employees to participate;
     (2) To select the funds or contracts to be the Funds in accordance with Section 3.2(b) hereof;
     (3) To construe and interpret the terms and provisions of this Plan;
    (4) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;
     (5) To maintain all records that may be necessary for the administration of the Plan;
     (6) To provide for the disclosure of all information and the filing or provision of all reports and statement to Participants, beneficiaries or governmental agencies as shall be required by law;
     (7) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and
     (8) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the plan as the Committee may from time to time prescribe.

8.3        Construction and Interpretation.

     The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.4       Information.

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

8.5       Compensation, Expenses and Indemnity.

     (a) The members of the Committee shall serve without compensation for their services hereunder.

     (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

     (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith or responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct.
This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, or otherwise, as such indemnities are permitted under state law.

8.6  Quarterly Statement.

     Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's
Accounts at least once for each Calendar Quarter.

8.7  Structure of Committee.

      The Committee shall be the Compensation Committee of the Board of Directors as such committee is constituted from time to time. The members of the Committee shall not receive any special compensation for serving in the capacity as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security shall be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

8.8  Claims for Benefits.

     All claims for benefits under the Plan shall be submitted in writing to the Committee. Within a reasonable period time, the Committee shall decide the claim by majority vote. Written notice of the decision on each such claim shall be furnished within 30 days after receipt of the claim. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 30 days after receipt by the Committee of a request for review. Written notice of the decision on review shall be a final decision and shall include specific reasons for such decision.

8.9  Arbitration and Arbitration Expenses.

     (a) Arbitration. Any claims or disputes pertaining to this Plan or to any matter arising therefrom not resolved by the claims procedures set forth in Section 8.8, shall be resolved by arbitration in the State of South Carolina. The Participant, any Beneficiary, and the Company will be bound to this mandatory arbitration rule as the exclusive remedy for all disputes under this Plan. There must be full compliance with the rules of the American Arbitration Association in order to resolve any legal disputes regarding this Plan. The exclusive choice of forum set forth in this Section 8.9 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Plan to enforce such judgment in any appropriate jurisdiction.

     (b) Payment of Expenses. All costs and expenses (exclusive of attorney's fees) incurred in connection with any arbitration relating to a claim or dispute pertaining to this Plan shall be paid by the Company. The Company shall bear the cost of all attorneys' fees incurred by the Company. The attorneys' fees incurred by the Participant or Beneficiary shall be paid by the party to whom the arbitrator determines should bear the attorneys' fees incurred by the Participant or Beneficiary in pursuing the claim. In allocating the attorneys' fees under this
Section 8.9, the arbitrator should consider the relative merits of each party's position and the manner and means the party undertook to assert the party's case.

                         ARTICLE IX
                        MISCELLANEOUS

9.1       Unsecured General Creditor.

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2       Restriction Against Assignment.

      The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

9.3       Withholding.

     There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

9.4  Amendment, Modification, Suspension or Termination.

     The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall reduce any amounts then allocated previously to a Participant's Accounts, or to be credited in the future based on amounts then allocated to a Participant.

9.5       Governing Law.

      This Plan shall be construed, governed and administered in accordance with the laws of the State of South Carolina.

9.6       Receipt or Release.

       Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.7       Payments on Behalf of Minors.

      In the event that any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

9.8       Headings, etc. Not Part of Agreement.

      Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                          ARTICLE X
                       BENEFIT OFFSET

10.1      Offset for Certain Benefits Payable Under Split-Dollar
Life Insurance Policies.

     (a) Notwithstanding anything contained herein to the contrary, any benefits payable under this Plan shall be offset by the value of benefits received by the Participants under certain
life   insurance   policies  as  set  forth  in   this   Section.
Participants  in this Plan may own life insurance  policies  (the
"Policies")  purchased  on their behalf   by  the  Company.   The
exercise of ownership rights under these Policies by each Participant is, however, subject to certain conditions (set forth
in   a  "Split-Dollar  Life  Insurance  Agreement"  between  each
Participant and the Company, pursuant to which the Company holds a security interest on the Policy) and, if the Participant fails to meet the conditions set forth in the Split-Dollar Life Insurance Agreement, the Company may exercise its security interest in the Policy and cause the Participant to lose certain benefits under the Policy. In the event that a Participant satisfies the conditions specified in Section 4 or 5 of the Split-Dollar Life Insurance Agreement, or the Company's security interest in the Policy is otherwise released, so that the Participant or his or her beneficiary under the Policy becomes entitled to exercise rights free from the Company's security interest under one of those sections, the value of those benefits shall constitute an offset to any benefits otherwise payable under this Plan. As the case may be, this offset (the "Offset Value") shall be equal to the value of benefits payable under the
Split-Dollar  Life  Insurance  Agreement,  that  is,   the   cash
surrender value of the Policy. The Offset Value shall then be compared to the Participant's Accounts, and the amounts credited to the Accounts shall be reduced, but not to less than zero, by the Offset Value. This offset shall first be applied to the Participant's Deferral Account and then to the Participant's Company Matching Account.

     (b) If the Policy in subsection (a) is not on the life of the Participant and the insured dies prior to distribution of benefits under this Plan, then the value of the benefits received by the Participant under the Policy will offset the Participant's Accounts under this Plan. This offset
("Offset Value") shall be equal to the amount of death benefit payable to the Participant divided by the Tax Adjustment Factor. This Offset Value shall then be compared to the Participant's Accounts, and the amounts credited to the Accounts shall be reduced, but not to be less than zero, by the Offset Value. This offset shall first be applied to the Participant's Deferral Accounts and then to the Participant's Company Matching Account.


     IN  WITNESS WHEREOF, the Company has caused this document to
     be   executed  by  its  duly  authorized  officers  on  this
     ___________ day of ________________, 1999.


                              RYAN'S FAMILY STEAK HOUSES, INC.


                              By_________________________
                              Title:_____________________



                              By_________________________
                              Title:_____________________